Exhibit 99.1

CIRQL

2016 – Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2016

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues and NOI by Segment	16
Same Office Property Cash NOI by Segment	17
Leasing – Total Office Portfolio	18-19
Lease Expiration Analysis	20-21
Top 20 Office Tenants	22
Investing Activity:	**Section IV**
Property Dispositions	23
Construction, Redevelopment and Land Owned/Controlled	24
Summary of Construction Projects	25
Summary of Redevelopment Projects	26
Office Property Construction and Redevelopment Placed in Service	27
Summary of Land Owned/Controlled	28
Capitalization:	**Section V**
Capitalization Overview	29
Summary of Outstanding Debt	30-31
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	35-38
Definitions	39-44
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations. We also own a complementary portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of September 30, 2016, we derived 86% of our core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of September 30, 2016, our core portfolio of 146 office properties, including six owned through an unconsolidated joint venture, encompassed 15.9 million square feet and was 94.4% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Anthony Mifsud, EVP & CFO	443-285-5453, stephanie.kelly@copt.com
Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Credit Suisse	Derek van Dijkum	212-325-9752	derek.vandijkum@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Net income (loss)	6	$29,272	$(48,316)	$8,096	$62,617	$94,294	$(10,948)	$126,261
NOI from real estate operations	14	$82,010	$85,783	$81,212	$85,979	$84,789	$249,005	$238,601
Same Office Property NOI	16	$61,295	$61,264	$59,280	$61,322	$61,589	$181,839	$179,753
Same Office Property Cash NOI	17	$60,952	$61,437	$59,709	$60,928	$60,297	$182,098	$174,942
Adjusted EBITDA	10	$76,834	$79,625	$74,906	$79,718	$78,932	$231,365	$220,149
Diluted AFFO avail. to common share and unit holders	9	$37,998	$42,937	$36,835	$31,592	$36,570	$117,770	$115,106
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.825	$0.825

Per share - diluted:
EPS	8	$0.25	$(0.54)	$0.03	$0.59	$0.91	$(0.26)	$1.15
FFO - NAREIT	8	$0.49	$0.36	$0.39	$0.31	$1.32	$1.25	$2.24
FFO - as adjusted for comparability	8	$0.51	$0.52	$0.47	$0.52	$0.52	$1.50	$1.49

Numerators for diluted per share amounts:
Diluted EPS	6	$23,642	$(51,068)	$3,156	$55,581	$86,251	$(24,270)	$112,035
Diluted FFO available to common share and unit holders	7	$48,449	$35,194	$38,560	$30,488	$130,241	$122,203	$218,966
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$50,461	$50,630	$46,007	$50,858	$50,684	$147,098	$144,966

Payout ratios:
Diluted FFO	N/A	55.8%	76.8%	70.1%	88.6%	21.2%	66.4%	37.0%
Diluted FFO - as adjusted for comparability	N/A	53.6%	53.4%	58.8%	53.1%	53.3%	55.2%	55.9%
Diluted AFFO	N/A	71.2%	63.0%	73.4%	85.5%	73.9%	68.9%	70.4%

CAPITALIZATION
Total Market Capitalization	29	$4,887,466	$5,228,793	$4,947,152	$4,449,015	$4,406,333
Total Equity Market Capitalization	29	$2,996,247	$3,116,093	$2,788,272	$2,351,785	$2,273,260
Gross debt	30	$1,921,219	$2,112,700	$2,158,880	$2,097,230	$2,133,073
Net debt to adjusted book (1)	32	41.2%	43.6%	43.3%	42.6%	43.8%	N/A	N/A
Net debt plus preferred equity to adjusted book (1)	32	45.8%	48.0%	47.6%	47.0%	48.0%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	3.1	x	2.9	x	2.7	x	2.9	x	2.9	x	2.9	x	3.0	x
Net debt to in-place adjusted EBITDA ratio	32	6.3	x	6.6	x	7.0	x	6.5	x	6.6	x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	7.0	x	7.2	x	7.6	x	7.2	x	7.3	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$437	$338	$712	$400	$159	$1,487	$1,423
Capitalized interest costs	N/A	$1,242	$1,309	$1,753	$1,510	$1,559	$4,304	$5,641

(1)
Effective this quarter, we commenced reporting for these ratios in lieu of debt to adjusted book. Please refer to to the section entitled “Definitions” for additional information regarding these ratios.

Corporate Office Properties Trust
Selected Portfolio Data

	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
	(1)
# of Operating Office Properties
Total Portfolio	168	181	179	177	183
Consolidated Portfolio	162	181	179	177	183
Core Portfolio	146	146	153	157	164
Same Office Properties	129	129	129	129	129

% Occupied
Total Portfolio	91.3%	92.6%	92.3%	92.7%	92.3%
Consolidated Portfolio	90.8%	92.6%	92.3%	92.7%	92.3%
Core Portfolio	93.0%	92.3%	91.6%	92.7%	91.3%
Same Office Properties	91.4%	91.1%	90.7%	91.6%	91.3%

% Leased
Total Portfolio	92.8%	92.6%	92.3%	92.7%	92.3%
Consolidated Portfolio	92.4%	92.6%	92.3%	92.7%	92.3%
Core Portfolio	94.4%	93.8%	93.3%	93.9%	92.1%
Same Office Properties	93.2%	92.7%	92.5%	93.0%	92.0%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,488	18,402	18,250	18,053	18,825
Consolidated Portfolio	16,526	18,402	18,250	18,053	18,825
Core Portfolio	15,938	16,018	16,556	17,038	17,515
Same Office Properties	13,041	13,041	13,041	13,041	13,041

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	15.81	15.81	16.81	17.81	17.81
MWs Operational	19.25	19.25	19.25	19.25	19.25

(1)
As of 9/30/2016, our total portfolio included 19 properties held for sale totaling 1.3 million square feet that were 81.3% occupied and 84.0% leased. Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Leased to tenants with further expansion rights of up to a combined 16.87 megawatts as of September 30, 2016.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Assets
Properties, net
Operating properties, net	$2,632,069	$2,782,330	$2,863,262	$2,920,529	$2,932,843
Construction and redevelopment in progress, including land (1)	72,043	69,070	98,198	137,043	77,268
Land held (1)	324,226	318,327	317,971	292,176	337,489
Total properties, net	3,028,338	3,169,727	3,279,431	3,349,748	3,347,600
Assets held for sale	161,454	300,584	225,897	96,782	150,572
Cash and cash equivalents	47,574	13,317	62,489	60,310	3,840
Restricted cash and marketable securities	7,583	8,302	7,763	7,716	9,286
Investment in unconsolidated real estate joint venture	25,721	—	—	—	—
Accounts receivable, net	25,790	32,505	28,776	29,167	23,706
Deferred rent receivable, net	87,526	92,316	96,936	105,484	103,064
Intangible assets on real estate acquisitions, net	84,081	88,788	93,526	98,338	106,174
Deferred leasing costs, net	41,470	42,632	44,768	53,868	51,509
Investing receivables	51,119	50,162	48,998	47,875	46,821
Prepaid expenses and other assets, net	73,538	43,359	49,324	60,024	69,520
Total assets	$3,634,194	$3,841,692	$3,937,908	$3,909,312	$3,912,092
Liabilities and equity
Liabilities:
Debt	$1,873,836	$2,094,486	$2,140,212	$2,077,752	$2,114,859
Accounts payable and accrued expenses	112,306	92,848	78,597	91,755	98,551
Rents received in advance and security deposits	28,740	32,035	33,457	37,148	34,504
Dividends and distributions payable	30,225	30,219	30,217	30,178	30,182
Deferred revenue associated with operating leases	9,898	17,560	19,093	19,758	20,113
Interest rate derivatives	17,272	20,245	15,072	3,160	5,844
Other liabilities	38,282	31,123	15,046	13,779	8,524
Total liabilities	2,110,559	2,318,516	2,331,694	2,273,530	2,312,577
Redeemable noncontrolling interests	22,848	22,473	22,333	19,218	19,608
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	948	947	947	945	945
Additional paid-in capital	2,008,787	2,007,328	2,005,523	2,004,507	2,002,730
Cumulative distributions in excess of net income	(759,262)	(756,940)	(679,935)	(657,172)	(686,986)
Accumulated other comprehensive loss	(16,314)	(17,712)	(12,862)	(2,838)	(5,823)
Total COPT’s shareholders’ equity	1,433,242	1,432,706	1,512,756	1,544,525	1,509,949
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	46,757	47,550	51,031	52,359	50,992
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,988	11,647	11,294	10,880	10,166
Total noncontrolling interests in subsidiaries	67,545	67,997	71,125	72,039	69,958
Total equity	1,500,787	1,500,703	1,583,881	1,616,564	1,579,907
Total liabilities, redeemable noncontrolling interest and equity	$3,634,194	$3,841,692	$3,937,908	$3,909,312	$3,912,092
(1) Please refer to pages 24-26 and 28 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Revenues
Rental revenue	$103,956	$107,524	$105,382	$107,514	$109,080	$316,862	$312,826
Tenant recoveries and other real estate operations revenue	26,998	26,400	27,705	26,963	24,606	81,103	71,761
Construction contract and other service revenues	11,149	12,003	11,220	8,848	17,058	34,372	97,554
Total revenues	142,103	145,927	144,307	143,325	150,744	432,337	482,141
Expenses
Property operating expenses	49,952	48,141	51,875	48,498	48,897	149,968	145,996
Depreciation and amortization associated with real estate operations	32,015	33,248	34,527	36,237	38,403	99,790	103,788
Construction contract and other service expenses	10,341	11,478	10,694	7,773	16,132	32,513	94,923
Impairment losses	27,699	69,692	2,446	19,744	2,307	99,837	3,545
General and administrative expenses	7,242	6,512	10,130	6,609	5,783	23,884	17,917
Leasing expenses	1,613	1,514	1,753	1,888	1,656	4,880	4,947
Business development expenses and land carry costs	1,716	2,363	2,418	2,521	5,573	6,497	10,986
Total operating expenses	130,578	172,948	113,843	123,270	118,751	417,369	382,102
Operating income (loss)	11,525	(27,021)	30,464	20,055	31,993	14,968	100,039
Interest expense	(18,301)	(22,639)	(23,559)	(22,347)	(24,121)	(64,499)	(66,727)
Interest and other income	1,391	1,330	1,156	1,300	692	3,877	3,217
(Loss) gain on early extinguishment of debt	(59)	5	17	(402)	85,745	(37)	85,677
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(5,444)	(48,325)	8,078	(1,394)	94,309	(45,691)	122,206
Equity in income of unconsolidated entities	594	10	10	10	18	614	52
Income tax benefit (expense)	21	(1)	8	(46)	(48)	28	(153)
(Loss) income from continuing operations	(4,829)	(48,316)	8,096	(1,430)	94,279	(45,049)	122,105
Discontinued operations	—	—	—	—	—	—	156
(Loss) income before gain on sales of real estate	(4,829)	(48,316)	8,096	(1,430)	94,279	(45,049)	122,261
Gain on sales of real estate	34,101	—	—	64,047	15	34,101	4,000
Net income (loss)	29,272	(48,316)	8,096	62,617	94,294	(10,948)	126,261
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(901)	1,976	(127)	(2,172)	(3,357)	948	(4,231)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(907)	(914)	(978)	(916)	(972)	(2,799)	(2,599)
Net income (loss) attributable to COPT	27,299	(47,419)	6,826	59,364	89,800	(13,294)	118,936
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,553)	(3,552)	(10,657)	(10,657)
Net income (loss) attributable to COPT common shareholders	$23,747	$(50,972)	$3,274	$55,811	$86,248	$(23,951)	$108,279
Dividends on dilutive convertible preferred shares	—	—	—	—	372	—	—
Common units in the Operating Partnership	—	—	—	—	—	—	4,231
Amount allocable to share-based compensation awards	(105)	(96)	(118)	(230)	(369)	(319)	(475)
Numerator for diluted EPS	$23,642	$(51,068)	$3,156	$55,581	$86,251	$(24,270)	$112,035

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Net income (loss)	$29,272	$(48,316)	$8,096	$62,617	$94,294	$(10,948)	$126,261
Real estate-related depreciation and amortization	32,015	33,248	34,527	36,237	38,403	99,790	103,788
Impairment losses on previously depreciated operating properties	25,857	55,124	847	331	2,307	81,828	3,779
Gain on sales of previously depreciated operating properties	(34,101)	—	—	(64,047)	(15)	(34,101)	(15)
Depreciation and amortization on unconsolidated real estate JV (1)	207	—	—	—	—	207	—
FFO - per NAREIT (2)(3)	53,250	40,056	43,470	35,138	134,989	136,776	233,813
Preferred share dividends	(3,552)	(3,553)	(3,552)	(3,553)	(3,552)	(10,657)	(10,657)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests (4)	(894)	(1,014)	(1,027)	(817)	(1,027)	(2,935)	(2,769)
Basic and diluted FFO allocable to restricted shares	(190)	(130)	(166)	(115)	(541)	(486)	(926)
Basic FFO available to common share and common unit holders (3)	48,449	35,194	38,560	30,488	129,704	122,203	218,966
Dividends on dilutive convertible preferred shares	—	—	—	—	372	—	—
Distributions on dilutive preferred units in the Operating Partnership	—	—	—	—	165	—	—
Diluted FFO available to common share and common unit holders (3)	48,449	35,194	38,560	30,488	130,241	122,203	218,966
Operating property acquisition costs	—	—	—	32	2,695	—	4,102
Gain on sales of non-operating properties	—	—	—	—	—	—	(3,985)
Impairment losses on non-operating properties	1,842	14,568	1,599	19,413	—	18,009	—
(Gain) loss on interest rate derivatives	(1,523)	319	1,551	386	—	347	—
Loss (gain) on early extinguishment of debt	59	(5)	(17)	402	(85,745)	37	(86,057)
Add: Negative FFO of properties conveyed to extinguish debt in default (5)	—	—	—	—	2,766	—	10,456
Demolition costs on redevelopment properties	—	370	208	225	930	578	1,171
Executive transition costs	1,639	247	4,137	—	—	6,023	—
Diluted FFO comparability adjustments allocable to restricted shares	(5)	(63)	(31)	(88)	334	(99)	313
Dividends and distributions on antidilutive preferred securities (6)	—	—	—	—	(537)	—	—
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$50,461	$50,630	$46,007	$50,858	$50,684	$147,098	$144,966

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 34.
(2) Please see reconciliation on page 36 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.
(5) Interest expense exceeded NOI from these properties by the amounts in the statement.
(6) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
EPS Denominator:
Weighted average common shares - basic	94,433	94,300	94,203	94,164	94,153	94,312	93,830
Dilutive convertible preferred shares	—	—	—	—	434	—	—
Common units in the Operating Partnership	—	—	—	—	—	—	3,697
Dilutive effect of share-based compensation awards	81	—	95	—	21	—	82
Weighted average common shares - diluted	94,514	94,300	94,298	94,164	94,608	94,312	97,609
Diluted EPS	$0.25	$(0.54)	$0.03	$0.59	$0.91	$(0.26)	$1.15

Weighted Average Shares for period ended:
Common Shares Outstanding	94,433	94,300	94,203	94,164	94,153	94,312	93,830
Dilutive effect of share-based compensation awards	81	117	95	—	21	98	82
Common Units	3,591	3,676	3,677	3,677	3,679	3,648	3,697
Dilutive convertible preferred shares (1)	—	—	—	—	434	—	—
Dilutive noncontrolling interests - preferred units in the Operating Partnership (1)	—	—	—	—	176	—	—
Denominator for diluted FFO per share	98,105	98,093	97,975	97,841	98,463	98,058	97,609
Antidilutive preferred securities for diluted FFO, as adjusted for comparability (1)	—	—	—	—	(610)	—	—
Denominator for diluted FFO per share, as adjusted for comparability	98,105	98,093	97,975	97,841	97,853	98,058	97,609
Weighted average common units	(3,591)	(3,676)	(3,677)	(3,677)	(3,679)	(3,648)	—
Anti-dilutive EPS effect of share-based compensation awards	—	(117)	—	—	—	(98)	—
Dilutive convertible preferred shares	—	—	—	—	434	—	—
Denominator for diluted EPS	94,514	94,300	94,298	94,164	94,608	94,312	97,609
Diluted FFO per share - NAREIT	$0.49	$0.36	$0.39	$0.31	$1.32	$1.25	$2.24
Diluted FFO per share - as adjusted for comparability	$0.51	$0.52	$0.47	$0.52	$0.52	$1.50	$1.49

(1) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,461	$50,630	$46,007	$50,858	$50,684	$147,098	$144,966
Straight line rent adjustments and lease incentive amortization	691	480	(965)	(2,677)	(5,625)	206	(10,820)
Straight line rent adjustments on properties conveyed to extinguish debt in default	—	—	—	—	(19)	—	(115)
Amortization of intangibles included in NOI	349	338	338	365	474	1,025	1,063
Share-based compensation, net of amounts capitalized	1,258	1,485	1,632	1,625	1,739	4,375	4,949
Amortization of deferred financing costs	1,126	1,178	1,176	1,127	1,203	3,480	3,339
Amortization of net debt discounts, net of amounts capitalized	332	325	319	317	321	976	849
Replacement capital expenditures (1)	(16,120)	(11,546)	(11,720)	(20,086)	(12,126)	(39,386)	(29,180)
Diluted AFFO adjustments allocable to other noncontrolling interests (2)	42	47	48	63	(81)	137	55
Diluted AFFO adjustments on unconsolidated real estate JV (3)	(141)	—	—	—	—	(141)	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$37,998	$42,937	$36,835	$31,592	$36,570	$117,770	$115,106
Replacement capital expenditures (1)
Tenant improvements and incentives	$21,470	$6,784	$8,766	$6,836	$6,374	$37,020	$17,408
Building improvements	5,707	5,302	3,953	16,674	4,223	14,962	11,969
Leasing costs	5,182	1,613	1,183	3,518	2,547	7,978	4,986
Less: Excluded tenant improvements and incentives	(12,706)	(885)	(1,353)	(393)	205	(14,944)	(1,045)
Less: Excluded building improvements	(3,533)	(1,121)	(557)	(6,551)	(1,155)	(5,211)	(3,328)
Less: Excluded leasing costs	—	(147)	(272)	2	(68)	(419)	(810)
Replacement capital expenditures	$16,120	$11,546	$11,720	$20,086	$12,126	$39,386	$29,180

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33.
(3) AFFO adjustments pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 34.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Net income (loss)	$29,272	$(48,316)	$8,096	$62,617	$94,294	$(10,948)	$126,261
Interest expense on continuing and discontinued operations	18,301	22,639	23,559	22,347	24,121	64,499	66,727
Income tax (benefit) expense	(21)	1	(8)	46	48	(28)	153
Depreciation of furniture, fixtures and equipment	513	524	602	597	590	1,639	1,609
Real estate-related depreciation and amortization	32,015	33,248	34,527	36,237	38,403	99,790	103,788
Impairment losses	27,699	69,692	2,446	19,744	2,307	99,837	3,779
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	59	(5)	(17)	402	(85,745)	37	(86,057)
Gain on sales of operating properties	(34,101)	—	—	(64,047)	(15)	(34,101)	(15)
Gain on sales of non-operational properties	—	—	—	—	—	—	(3,985)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	27	(36)	(23)	6	98	(32)	121
Business development expenses	1,016	1,261	1,379	1,512	1,221	3,656	3,263
Operating property acquisition costs	—	—	—	32	2,695	—	4,102
EBITDA from properties conveyed to extinguish debt in default	—	—	—	—	(15)	—	(768)
Demolition costs on redevelopment properties	—	370	208	225	930	578	1,171
Adjustments from unconsolidated real estate JV (1)	415	—	—	—	—	415	—
Executive transition costs	1,639	247	4,137	—	—	6,023	—
Adjusted EBITDA	$76,834	$79,625	$74,906	$79,718	$78,932	$231,365	$220,149
Proforma NOI adjustment for property changes within period	(2,469)	109	471	(1,738)	1,309
In-place adjusted EBITDA	$74,365	$79,734	$75,377	$77,980	$80,241

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 34).

Corporate Office Properties Trust
Office Properties by Segment (1) - 9/30/2016
(square feet in thousands)

	Operational Properties (5)				Construction/Redevelopment (7)
	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (6)	Total Square Feet
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,485	95.7%	96.6%	2	336		336
Howard County	35	2,752	91.6%	93.6%	1	18	4	22
Other	17	1,363	94.9%	96.0%	2	82		82
Total Fort Meade/BW Corridor	81	7,600	94.1%	95.4%	5	436	4	440
Northern Virginia (“NoVA”) Defense/IT	11	1,599	83.5%	87.4%	2	401		401
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%	—	—	—	—
Navy Support	21	1,261	73.6%	78.1%	—	—	—	—
Redstone Arsenal (Huntsville, Alabama)	7	642	100.0%	100.0%	1	8	11	19
Data Center Shells
Consolidated Properties	6	897	100.0%	100.0%	2	365		365
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	139	13,914	92.5%	94.1%	10	1,210	15	1,225
Regional Office (5)	7	2,024	96.2%	96.8%	—	—	—	—
Core Portfolio	146	15,938	93.0%	94.4%	10	1,210	15	1,225
Properties Held for Sale	19	1,264	81.3%	84.0%	—	—	—	—
Other Properties	3	286	44.0%	44.0%	—	—	—	—
Total Portfolio	168	17,488	91.3%	92.8%	10	1,210	15	1,225
Consolidated Properties	162	16,526	90.8%	92.4%	10	1,210	15	1,225

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)	See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

(5)	Includes office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics.

(6)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for two partially operational properties; NOI and cash NOI for these properties was $19,000 for the three months ended 9/30/16.

(7)
This schedule includes properties under, or contractually committed for, construction or redevelopment as of 9/30/16 and 310 Sentinel Way and NOVA Office B, properties that were complete but are held for future lease to the United States Government. Please refer to pages 25 and 26.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	9/30/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/16	9/30/16
Core Portfolio:
Same Office Properties (3)	126	12,755	92.5%	94.3%	$380,062	80.6%	$60,689	$180,168
Office Properties Placed in Service (4)	11	1,048	89.5%	89.5%	23,430	5.0%	4,261	11,323
Acquired Office Properties (5)	3	1,173	95.5%	95.5%	33,935	7.2%	4,890	15,754
Unconsolidated real estate JV (6)	6	962	100.0%	100.0%	5,233	1.1%	1,008	1,008
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,195	11,120
Total Core Portfolio	146	15,938	93.0%	94.4%	442,660	93.9%	74,043	219,373
Office Properties Held for Sale (7)	19	1,264	81.3%	84.0%	25,256	5.3%	4,161	11,519
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	3,200	16,442
Other Office Properties (Same Office)	3	286	44.0%	44.0%	3,641	0.8%	606	1,671
Total Portfolio	168	17,488	91.3%	92.8%	$471,557	100.0%	$82,010	$249,005
Consolidated Properties	162	16,526	90.8%	92.4%	$466,324	98.9%	$81,002	$247,997

	9/30/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/16	9/30/16
Core Portfolio:
Defense/IT Locations
Consolidated properties	133	12,952	91.9%	93.6%	374,965	84.7%	60,155	177,853
Unconsolidated real estate JV (6)	6	962	100.0%	100.0%	5,233	1.2%	1,008	1,008
Total Defense/IT Locations	139	13,914	92.5%	94.1%	380,198	85.9%	61,163	178,861
Regional Office	7	2,024	96.2%	96.8%	62,462	14.1%	9,336	28,882
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,544	11,630
Total Core Portfolio	146	15,938	93.0%	94.4%	$442,660	100.0%	$74,043	$219,373

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $20.5 million as of 9/30/16. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Properties continually owned and 100% operational since at least 1/1/15, excluding properties disposed or held for sale.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/15.

(5)	Includes properties acquired in 2015.

(6)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 34 for additional disclosure regarding this joint venture.

(7)	The carrying value of operating property assets held for sale as of 9/30/16 totaled $139.7 million.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,460	$60,912	$62,509	$61,683	$61,400	$184,881	$182,591
NoVA Defense/IT	12,231	12,057	12,116	11,816	12,875	36,404	37,383
Lackland Air Force Base	12,532	11,651	10,225	12,233	9,018	34,408	27,426
Navy Support	7,232	6,998	6,934	6,840	6,886	21,164	21,337
Redstone Arsenal	3,189	3,191	3,116	3,063	3,061	9,496	8,165
Data Center Shells-Consolidated	5,175	7,288	6,330	5,930	5,665	18,793	15,816
Total Defense/IT locations	101,819	102,097	101,230	101,565	98,905	305,146	292,718
Regional Office	20,499	23,283	23,502	25,023	26,782	67,284	73,142
Wholesale Data Center	6,809	6,804	6,493	6,099	6,078	20,106	12,933
Other	1,827	1,740	1,862	1,790	1,921	5,429	5,798
Consolidated real estate revenues	$130,954	$133,924	$133,087	$134,477	$133,686	$397,965	$384,591

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,862	$40,534	$39,263	$41,476	$41,294	$120,659	$119,489
NoVA Defense/IT	7,769	7,750	7,575	7,829	7,725	23,094	21,263
Lackland Air Force Base	4,933	4,807	4,805	4,894	4,465	14,545	12,761
Navy Support	3,858	4,323	3,410	3,686	3,599	11,591	11,262
Redstone Arsenal	2,077	2,231	2,138	2,171	2,173	6,446	5,560
Data Center Shells
Consolidated properties	4,647	6,462	5,520	5,358	5,133	16,629	14,090
COPT’s share of unconsolidated real estate JV (1)	1,008	—	—	—	—	1,008	—
Total Defense/IT locations	65,154	66,107	62,711	65,414	64,389	193,972	184,425
Regional Office	12,344	14,562	13,671	15,608	17,186	40,577	46,392
Wholesale Data Center	3,492	4,153	3,832	4,138	2,070	11,477	4,492
Other	1,020	961	998	819	1,144	2,979	3,292
NOI from real estate operations	$82,010	$85,783	$81,212	$85,979	$84,789	$249,005	$238,601

(1) See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15

Cash NOI (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$40,253	$39,588	$38,502	$39,668	$39,841	$118,343	$114,749
NoVA Defense/IT	7,234	7,614	7,922	8,045	6,793	22,770	17,833
Lackland Air Force Base	4,855	4,718	4,716	4,745	3,680	14,289	10,348
Navy Support	3,524	4,218	3,196	3,597	3,565	10,938	10,970
Redstone Arsenal	2,411	2,534	2,473	2,267	1,881	7,418	5,561
Data Center Shells
Consolidated properties	4,549	6,077	5,108	5,024	4,802	15,734	12,742
COPT’s share of unconsolidated real estate JV (2)	862	—	—	—	—	862	—
Total Defense/IT locations	63,688	64,749	61,917	63,346	60,562	190,354	172,203
Regional Office	12,480	14,152	13,000	15,031	15,943	39,632	44,179
Wholesale Data Center	3,439	4,052	3,728	4,011	1,952	11,219	4,983
Other	935	892	823	835	1,117	2,650	3,222
Cash NOI from real estate operations (1)	$80,542	$83,845	$79,468	$83,223	$79,574	$243,855	$224,587
Straight line rent adjustments and lease incentive amortization	(1,086)	(897)	546	2,254	5,217	(1,437)	9,604
Add: Amortization of deferred market rental revenue	(201)	(189)	(190)	(178)	(293)	(580)	(542)
Less: Amortization of below-market cost arrangements	(241)	(241)	(240)	(284)	(289)	(722)	(805)
Add: Lease termination fee, gross	471	417	980	417	190	1,868	1,956
Add: Cash NOI on tenant funded landlord assets	2,379	2,848	648	547	390	5,875	3,801
Cash NOI adjustments in unconsolidated real estate JV	146	—	—	—	—	146	—
NOI from real estate operations	$82,010	$85,783	$81,212	$85,979	$84,789	$249,005	$238,601

(1)
Effective in the current quarter, we changed our definition of Cash NOI used for the above segment presentation to exclude the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets. As a result of this change, our definition is consistent with the definition of Cash NOI used for our Same Office Property presentation.

(2)	See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	78	7,425	95.0%	94.9%	95.0%	96.6%	96.0%	95.0%	95.5%
NoVA Defense/IT	9	1,203	76.4%	74.1%	74.5%	75.9%	75.4%	75.0%	75.9%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	75.2%	74.6%	74.0%	73.9%	73.3%	74.6%	77.7%
Redstone Arsenal	5	563	99.4%	98.8%	97.5%	95.7%	94.5%	98.6%	89.5%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	121	11,667	91.7%	91.4%	91.3%	92.4%	91.8%	91.5%	91.8%
Regional Office	5	1,088	98.2%	98.8%	97.5%	96.0%	95.1%	98.2%	94.4%
Core Portfolio Same Office Properties	126	12,755	92.3%	92.0%	91.8%	92.7%	92.1%	92.0%	92.0%
Other Same Office Properties	3	286	44.0%	43.5%	43.5%	44.2%	43.8%	43.7%	45.3%
Total Same Office Properties	129	13,041	91.2%	90.9%	90.8%	91.6%	91.1%	91.0%	91.0%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	78	7,425	95.1%	94.8%	94.8%	96.5%	96.3%
NoVA Defense/IT	9	1,203	78.1%	73.9%	74.5%	75.8%	76.1%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	75.3%	76.4%	73.4%	73.8%	73.1%
Redstone Arsenal	5	563	100.0%	98.8%	98.8%	96.7%	95.2%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	121	11,667	92.0%	91.5%	91.2%	92.4%	92.1%
Regional Office	5	1,088	97.8%	99.3%	98.0%	96.3%	95.2%
Core Portfolio Same Office Properties	126	12,755	92.5%	92.1%	91.8%	92.7%	92.3%
Other Same Office Properties	3	286	44.0%	43.5%	43.5%	44.4%	43.8%
Total Same Office Properties	129	13,041	91.4%	91.1%	90.7%	91.6%	91.3%

(1) Same office properties represent buildings continually owned and 100% operational since at least January 1, 2015, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$57,675	$57,011	$58,918	$58,128	$57,879	$173,604	$172,757
NoVA Defense/IT	6,650	6,500	6,755	6,666	6,668	19,905	20,210
Lackland Air Force Base	10,536	10,031	8,699	10,564	7,912	29,266	24,889
Navy Support	7,232	6,998	6,934	6,840	6,887	21,164	21,337
Redstone Arsenal	2,828	2,847	2,771	2,718	2,716	8,446	7,669
Data Center Shells	3,050	3,095	3,040	3,051	3,081	9,185	9,189
Total Defense/IT Locations	87,971	86,482	87,117	87,967	85,143	261,570	256,051
Regional Office	9,402	9,379	9,158	8,954	9,550	27,939	27,805
Other Properties	1,016	951	930	965	1,072	2,897	3,082
Same office property real estate revenues	$98,389	$96,812	$97,205	$97,886	$95,765	$292,406	$286,938
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$38,416	$38,097	$37,396	$39,117	$38,958	$113,909	$113,519
NoVA Defense/IT	4,119	3,969	4,000	4,158	4,093	12,088	12,040
Lackland Air Force Base	3,741	3,746	3,749	3,746	3,672	11,236	11,063
Navy Support	3,875	4,340	3,435	3,706	3,605	11,650	11,268
Redstone Arsenal	1,961	1,981	1,872	1,905	1,872	5,814	5,122
Data Center Shells	2,758	2,764	2,769	2,770	2,771	8,291	8,307
Total Defense/IT Locations	54,870	54,897	53,221	55,402	54,971	162,988	161,319
Regional Office	5,819	5,790	5,571	5,509	5,976	17,180	16,815
Other Properties	606	577	488	411	642	1,671	1,619
Same office property NOI	$61,295	$61,264	$59,280	$61,322	$61,589	$181,839	$179,753

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Same office property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$38,322	$37,907	$37,114	$38,222	$38,245	$113,343	$109,825
NoVA Defense/IT	3,340	3,545	3,999	4,138	3,971	10,884	11,588
Lackland Air Force Base	3,742	3,748	3,751	3,748	3,574	11,241	10,768
Navy Support	3,542	4,234	3,221	3,617	3,570	10,997	10,975
Redstone Arsenal	2,312	2,307	2,229	2,118	1,887	6,848	5,526
Data Center Shells	2,915	2,890	2,883	2,877	2,865	8,688	8,514
Total Defense/IT Locations	54,173	54,631	53,197	54,720	54,112	162,001	157,196
Regional Office	6,218	6,252	6,042	5,801	5,547	18,512	16,113
Other Properties	561	554	470	407	638	1,585	1,633
Same office property cash NOI	$60,952	$61,437	$59,709	$60,928	$60,297	$182,098	$174,942
Straight line rent adjustments and lease incentive amortization	(2,230)	(3,172)	(1,761)	(338)	965	(7,163)	3,175
Add: Amortization of deferred market rental revenue	22	34	34	28	16	90	71
Less: Amortization of below-market cost arrangements	(218)	(219)	(218)	(259)	(264)	(655)	(775)
Add: Lease termination fee, gross	390	336	953	416	185	1,679	1,950
Add: Cash NOI on tenant-funded landlord assets	2,379	2,848	563	547	390	5,790	390
Same office property NOI	$61,295	$61,264	$59,280	$61,322	$61,589	$181,839	$179,753
Percentage change in same office property cash NOI (1)	1.1%					4.1%

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended September 30, 2016
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Regional Office	Total Office
Renewed Space
Leased Square Feet	79	213	71	234	597
Expiring Square Feet	120	213	85	302	720
Vacating Square Feet	41	—	13	68	123
Retention Rate (% based upon square feet)	65.6%	100.0%	84.4%	77.4%	82.9%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$27.86	$14.86	$11.21	$71.58	$38.36
Weighted Average Lease Term in Years	5.9	7.0	3.7	9.9	7.6
GAAP Rent Per Square Foot
Renewal GAAP Rent	$29.37	$32.10	$28.31	$35.51	$32.62
Expiring GAAP Rent	$28.06	$30.84	$30.76	$38.18	$33.34
Change in GAAP Rent	4.7%	4.1%	(8.0)%	(7.0)%	(2.2)%
Cash Rent Per Square Foot
Renewal Cash Rent	$29.11	$31.22	$28.26	$35.36	$32.21
Expiring Cash Rent	$30.46	$32.78	$32.11	$43.36	$36.54
Change in Cash Rent	(4.4)%	(4.8)%	(12.0)%	(18.5)%	(11.9)%
Average escalations per year	2.5%	2.3%	2.1%	2.3%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	19	7	—	—	26
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$71.64	$100.40	$—	$—	$79.36
Weighted Average Lease Term in Years	8.5	11.4	—	—	9.3
GAAP Rent Per Square Foot	$28.43	$32.11	$—	$—	$29.42
Cash Rent Per Square Foot	$25.56	$30.73	$—	$—	$26.95
Other New Leases (2)
Leased Square Feet	25	12	56	25	118
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$39.65	$74.35	$57.92	$40.87	$51.98
Weighted Average Lease Term in Years	5.4	7.4	6.9	6.3	6.5
GAAP Rent Per Square Foot	$25.28	$28.16	$33.80	$28.47	$30.30
Cash Rent Per Square Foot	$25.11	$27.66	$37.20	$28.40	$31.81
Total Square Feet Leased	123	231	128	259	741
Average escalations per year	2.7%	2.3%	1.0%	2.3%	2.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Nine Months Ended September 30, 2016
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	652	295	120	1	—	263	23	1,353
Expiring Square Feet	874	351	134	1	—	332	32	1,725
Vacating Square Feet	222	56	14	—	—	69	10	371
Retention Rate (% based upon square feet)	74.6%	84.0%	89.3%	100.0%	—%	79.2%	70.1%	78.5%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$12.30	$11.37	$10.52	$6.14	$—	$67.92	$—	$22.52
Weighted Average Lease Term in Years	5.6	5.6	3.1	0.5	—	9.4	1.0	6.0
GAAP Rent Per Square Foot
Renewal GAAP Rent	$33.90	$31.41	$27.23	$27.08	$—	$35.04	$22.85	$32.80
Expiring GAAP Rent	$30.59	$29.68	$29.77	$26.55	$—	$37.04	$20.79	$31.40
Change in GAAP Rent	10.8%	5.9%	(8.5)%	2.0%	—%	(5.4)%	9.9%	4.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.43	$30.30	$27.18	$25.50	$—	$34.76	$22.85	$31.78
Expiring Cash Rent	$32.50	$31.25	$30.79	$25.00	$—	$41.75	$22.85	$33.70
Change in Cash Rent	(0.2)%	(3.0)%	(11.7)%	2.0%	—%	(16.7)%	—%	(5.7)%
Average escalations per year	2.8%	2.3%	2.1%	—%	—%	2.3%	—%	2.5%
New Leases
Development and Redevelopment Space
Leased Square Feet	23	35	—	—	513	—	—	571
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$64.53	$89.01	$—	$—	$—	$—	$—	$8.10
Weighted Average Lease Term in Years	7.3	10.2	—	—	10.0	—	—	9.9
GAAP Rent Per Square Foot	$28.43	$34.24	$—	$—	$13.57	$—	$—	$15.44
Cash Rent Per Square Foot	$26.02	$32.58	$—	$—	$12.45	$—	$—	$14.24
Other New Leases (2)
Leased Square Feet	173	50	89	7	—	42	6	367
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$34.81	$58.90	$47.65	$56.66	$—	$40.75	$36.57	$42.31
Weighted Average Lease Term in Years	6.6	6.2	5.6	6.2	—	7.4	3.8	6.3
GAAP Rent Per Square Foot	$28.74	$26.24	$32.05	$25.18	$—	$28.88	$21.09	$29.01
Cash Rent Per Square Foot	$27.95	$25.86	$34.29	$23.40	$—	$28.15	$20.49	$29.00
Total Square Feet Leased	848	380	209	8	513	304	29	2,292
Average escalations per year	2.8%	2.4%	1.3%	2.8%	2.3%	2.3%	1.6%	2.4%
Average escalations excl. data center shells								2.5%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/16 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring (3)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	14	283	$9,926	2.2%	$35.12
NoVA Defense/IT	5	35	654	0.1%	18.48
Navy Support	4	57	1,048	0.2%	18.27
Regional Office	10	96	3,426	0.8%	35.70
2016	33	471	15,054	3.4%	31.94
Ft Meade/BW Corridor	38	1,164	37,615	8.5%	32.33
NoVA Defense/IT	3	28	1,118	0.3%	39.45
Navy Support	16	135	2,760	0.6%	20.37
Redstone Arsenal	1	2	34	—%	19.89
Regional Office	11	114	3,949	0.9%	34.59
2017	69	1,443	45,476	10.3%	31.51
Ft Meade/BW Corridor	44	985	33,160	7.5%	33.67
NoVA Defense/IT	5	206	7,630	1.7%	37.11
Navy Support	17	181	5,320	1.2%	29.47
Redstone Arsenal	3	251	6,478	1.5%	25.78
Data Center Shells-Consolidated properties	1	155	2,498	0.6%	16.11
Regional Office	9	126	4,049	0.9%	32.21
2018	79	1,904	59,135	13.4%	31.07
Ft Meade/BW Corridor	43	1,477	48,097	10.9%	32.56
NoVA Defense/IT	6	258	9,798	2.2%	37.99
Navy Support	10	59	1,596	0.4%	26.88
Redstone Arsenal	4	71	1,465	0.3%	20.63
Regional Office	11	169	4,637	1.0%	27.39
2019	74	2,034	65,593	14.8%	32.24
Ft Meade/BW Corridor	38	1,049	34,135	7.7%	32.54
NoVA Defense/IT	4	121	3,272	0.7%	26.94
Lackland Air Force Base	2	250	9,092	2.1%	36.32
Navy Support	17	175	7,012	1.6%	40.14
Redstone Arsenal	3	141	2,984	0.7%	21.22
Regional Office	11	67	2,017	0.5%	29.96
2020	75	1,803	58,512	13.2%	32.45
Thereafter
Consolidated Properties	172	6,199	193,657	43.7%	28.51
Unconsolidated JV Properties	6	962	5,233	1.2%	10.88
Core Portfolio	508	14,816	$442,660	100.0%	$29.88

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring (3)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	508	14,816	$442,660	100.0%	$29.88
Office Properties Held for Sale and Other
Ft Meade/BW Corridor	19	231	5,095	17.6%	22.05
NoVA Defense/IT	14	306	8,559	29.6%	27.94
Regional Office	27	353	8,371	29.0%	23.71
Other	16	263	6,872	23.8%	26.12
Office Properties Held for Sale and Other Total Average	76	1,153	28,897	100.0%	25.05
Total Portfolio	584	$15,969	$471,557		$29.53
Consolidated Portfolio	578	15,007	$466,324
Unconsolidated JV Properties	6	962	$5,233

Note: As of September 30, 2016, the weighted average lease term is 4.9 years for the Core Portfolio, 4.8 for the Total Portfolio and 4.6 for the Consolidated Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2017	1	9	2.00	$2,280
2018	2	1	0.26	536
2019	1	6	1.00	2,274
2020	2	19	11.45	13,871
2022	1	6	1.00	1,559
			15.71	$20,519

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of September 30, 2016 of 266,000 for the portfolio, including 232,000 for the Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2016 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/16 (1)
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term (3)
United States Government	(4)	61	3,760	23.5%	$141,192	29.9%	4.7
Northrop Grumman Corporation		8	757	4.7%	22,509	4.8%	3.7
The Boeing Company		11	685	4.3%	20,204	4.3%	2.8
General Dynamics Corporation		7	528	3.3%	19,536	4.1%	4.8
Vadata Inc.	(1)	9	1,408	8.8%	12,040	2.6%	8.6
Computer Sciences Corporation		3	279	1.7%	10,811	2.3%	2.4
CareFirst, Inc.		2	300	1.9%	10,422	2.2%	6.4
Booz Allen Hamilton, Inc.		6	294	1.8%	9,994	2.1%	4.5
Wells Fargo & Company		3	190	1.2%	8,353	1.8%	10.8
CACI Technologies, Inc.		3	225	1.4%	7,285	1.5%	4.0
AT&T Corporation		3	308	1.9%	6,019	1.3%	2.6
The Raytheon Company		6	168	1.1%	5,967	1.3%	2.4
KEYW Corporation		2	211	1.3%	5,895	1.3%	7.2
Science Applications International Corp.		4	146	0.9%	5,122	1.1%	4.2
Miles & Stockbridge, PC		2	156	1.0%	5,052	1.1%	11.0
Transamerica Life Insurance Company		2	159	1.0%	4,815	1.0%	5.2
Harris Corporation		6	170	1.1%	4,710	1.0%	5.5
University of Maryland		3	172	1.1%	4,692	1.0%	4.8
Kratos Defense and Security Solutions		1	131	0.8%	4,638	1.0%	3.6
The Mitre Corporation		4	122	0.8%	4,267	0.9%	3.2
Subtotal Top 20 Office Tenants		146	10,168	63.7%	313,523	66.5%	5.2
All remaining tenants		438	5,801	36.3%	158,034	33.5%	4.2
Total/Weighted Average		584	15,969	100.0%	$471,557	100.0%	4.8

(1)  Includes Annualized Rental Revenue in six properties owned through an unconsolidated JV of $5.23 million (see page 34 for additional information).
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/16, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights. As of 9/30/16, $2.5 million in Annualized Rental Revenue (or 1.8% of our Annualized Rental Revenue from the United States Government) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 3/31/16
Colorado Springs Land	N/A	N/A	N/A	N/A	Various	N/A	$5,701

Quarter Ended 9/30/16
50% interest in DC8, 9, 10, 11, 12 and 14	Data Center Shells	Ashburn and Prince William County	6	962	7/21/2016	100.0%	73,821	(1)
Arborcrest Corporate Campus properties	Regional Office	Greater Philadelphia	4	654	8/4/2016	100.0%	142,800
8003 Corporate Drive	Regional Office	White Marsh	1	18	8/17/2016	100.0%	2,400
1341 and 1343 Ashton Road	Fort Meade/BW Corridor	BWI South	2	25	9/9/2016	60.7%	2,900
8007, 8013, 8015, 8019 and 8023-8027 Corporate Drive	Regional Office	White Marsh	5	130	9/21/2016	77.8%	14,513
1302, 1304 and 1306 Concourse Drive	Fort Meade/BW Corridor	Airport Square	3	299	9/29/2016	83.1%	48,100
Subtotal - Quarter Ended 9/30/16			21	2,088			284,534

Subsequent to 9/30/16 (through 10/26/16)
2900 Towerview Road	NoVA Defense/IT	Route 28 South	1	151	10/19/2016	100.0%	12,100
Colorado Springs Land	N/A	N/A	N/A	N/A	10/26/2016	N/A	2,000
Subtotal - Subsequent to 9/30/16 (through 10/26/16)			1	151			14,100

Year to Date Dispositions through 10/26/16			22	2,239			$304,335

(1) We sold a 50% interest in these six data centers by contributing them into a newly-formed joint venture for an aggregate property value of $147.6 million. We obtained $60 million in non-recourse mortgage loans on the properties immediately prior to contributing the properties and received the net proceeds.

Corporate Office Properties Trust
Construction, Redevelopment and Land Owned/Controlled as of 9/30/16
(dollars and square feet in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Defense/IT Locations:
Fort Meade/BW Corridor	336	104	4,175	4,615
NoVA Defense/IT	401	—	1,614	2,015
Lackland Air Force Base	—	—	1,033	1,033
Navy Support	—	—	109	109
Redstone Arsenal	19	—	4,084	4,103
Data Center Shells	365	—	422	787
Subtotal Defense/IT Locations	1,121	104	11,437	12,662
Regional Office	—	—	1,089	1,089
Other	—	—	1,578	1,578
Total	1,121	104	14,104	15,329
	Costs to date by region
Defense/IT Locations:
Fort Meade/BW Corridor	$62,889	$20,346	$133,997	$217,232
NoVA Defense/IT	44,072	—	92,890	136,962
Lackland Air Force Base	—	—	20,197	20,197
Navy Support	—	—	2,590	2,590
Redstone Arsenal	4,578	—	18,417	22,995
Data Center Shells	23,475	—	9,838	33,313
Subtotal Defense/IT Locations	135,014	20,346	277,929	433,289
Regional Office	—	—	64,591	64,591
Other	—	—	29,319	29,319
Total	$135,014	$20,346	$371,839	$527,199

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(73,779)	(6,216)	(25,833)	(105,828)
Assets held for sale	—	—	(21,780)	(21,780)
Deferred leasing costs and other assets	(3,017)	(305)	—	(3,322)
Projects in development or held for future development, including associated land costs (4)	$58,218	$13,825	$324,226	$396,269

(1)	Represents construction projects as listed on page 25.

(2)	Represents redevelopment projects as listed on page 26.

(3)	Represents our land owned/controlled as listed on page 28.

(4)	Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/16 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 9/30/16	as of 9/30/16 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
Bethlehem Technology Park - DC19 Manassas, Virginia	Data Center Shells	Manassas	149	100%	21,608	16,468	—	4Q 16	4Q 16
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	216	100%	29,913	7,007	—	2Q 17	2Q 17
2100 Rideout Road Huntsville, Alabama (4)	Redstone Arsenal	Redstone Gateway	19	58%	5,123	4,578	3,100	2Q 16	2Q 17
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	49,344	12,768	—	3Q 17	3Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	23,514	—	1Q 17	1Q 18
Total Under Construction			769	89%	$149,700	$64,335	$3,100

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	8%	54,352	39,375	39,375	(1)	(1)
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,304	31,304	(1)	(1)
Total Held for Lease to Government			352	4%	$95,852	$70,679	$70,679

Total Construction Projects			1,121	63%	$245,552	$135,014	$73,779

(1)
Includes properties under, or contractually committed for, construction as of 9/30/16 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 11,000 square feet were operational as of 9/30/16; NOI and cash NOI for this property was $22,000 for the three months ended 9/30/16.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/16
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 9/30/16 (2)	as of 9/30/16 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7134 Columbia Gateway Drive Columbia, Maryland (4)	Ft Meade/BW Corridor	Howard Co. Perimeter	22	38%	$1,703	$2,547	$4,250	$3,659	$2,213	1Q 16	1Q 17
1201 Winterson Rd (AS13) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	68	0%	2,959	12,892	15,851	10,876	2,959	1Q 16	1Q 17
Airport Landing (2) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square
Retail Buildings			14	56%	785	6,401	7,186	5,369	785	4Q 16	4Q 17
Pad Site			N/A	100%	259	183	442	442	259	4Q 16	4Q 16
Total Under Redevelopment			104	19%	$5,706	$22,023	$27,729	$20,346	$6,216

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)
The redevelopment of Airport Landing involves the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: newly constructed retail property totaling 14,000 square feet; and a 1.2 acre retail pad site already under ground lease for 20 years to a national food service provider. The total percentage leased reported above for redevelopment projects was calculated by including the square footage of the building to be constructed on the pad site by the lessee.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under redevelopment, 4,000 square feet were operational as of 9/30/16; NOI and cash NOI for this property was $(3,000) for the three months ended 9/30/16.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Placed in Service as of 9/30/16
(square feet in thousands)

			Total Property
			% Leased as of 9/30/16	Rentable Square Feet						Space Placed in Service % Leased as of 9/30/16
	Property Segment	Park/Submarket				Square Feet Placed in Service in 2016
Property and Location					Prior Year	1st Quarter	2nd Quarter	3rd Quarter	Total 2016
Patriot Point - DC15 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	149	—	—	149	100%
Patriot Point - DC16 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	—	149	—	149	100%
6708 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	0%	51	—	51	—	—	51	0%
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	36%	22	—	—	4	—	4	100%
Patriot Point - DC17 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	—	—	149	149	100%
7880 Milestone Parkway Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	73%	120	88	—	—	32	32	73%
2100 Rideout Road Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	58%	19	—	—	—	11	11	100%
Total Construction/Redevelopment Placed Into Service			84%	659	88	200	153	192	545	87%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/16 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	233	1,956
Howard County	27	590
Other	143	1,629
Total Fort Meade/BW Corridor	403	4,175
NoVA Defense/IT	64	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal	428	4,084
Data Center Shells	42	422
Total Defense/IT Locations	1,049	11,437
Regional Office	10	1,089
Total land owned/controlled for future development	1,059	12,526	$316,687

Other land owned/controlled	146	1,578	7,539
Land held for sale	153	2,122	21,780

Land owned/controlled	1,358	16,226	$346,006
Land held for sale	(153)	(2,122)	(21,780)
Land held, net	1,205	14,104	$324,226

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 25 and 26, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 24 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.			Gross Debt
	Maturity	Stated	Effective	Balance at
	(Years)	Rate	Rate (1)	9/30/2016
Debt
Secured debt	7.4	4.05%	4.00%	$169,308
Unsecured debt	6.0	3.66%	3.78%	1,721,911
Total Consolidated Debt	6.1	3.70%	3.80%	$1,891,219

Fixed rate debt (2)	6.9	4.30%	4.44%	$1,821,219
Variable rate debt	3.9	2.17%	2.17%	70,000
Total Consolidated Debt				$1,891,219

Preferred Equity		Redeemable
5.6% Series K Convertible Preferred Shares (3)		Jan-17		$26,583
7.375% Series L Redeemable Preferred Shares		Jun-17		172,500
7.5% Series I Convertible Preferred Units (4)		Sep-19		8,800
Total Preferred Equity				$207,883

Common Equity
Common Shares				94,765
Common Units				3,590
Total Common Shares and Units				98,355

Closing Common Share Price on 9/30/16				$28.35
Common Equity Market Capitalization				$2,788,364

Total Equity Market Capitalization				$2,996,247

Total Market Capitalization				$4,887,466

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) 532,000 shares outstanding with a liquidation preference of $50 per share, and convertible into 434,000 common units.
(4) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	10/4/16
Moody’s	Baa3	Stable	7/28/16
Standard & Poor’s	BBB-	Stable	5/24/16

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/16
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$—	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$1,306	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (6)	L + 1.85%		13,676	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,702	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		54,699	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (6)	4.47%	(7)	36,117	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
Unsecured Bank Term Loans					University Research Court)(6)	3.82%		44,808	35,603	Jun-26
2019 Maturity	L + 2.1%	$120,000	Aug-19	(3)	Total Secured Debt	4.05%		$169,308
2020 Maturity	L + 1.4%	300,000	May-20	(2)
2022 Maturity (5)	L + 1.8%	100,000	Dec-22	(4)
Subtotal - Term Loans	2.17%	520,000
Other Unsecured Debt	—%	1,911	May-26
Total Unsecured Debt	3.66%	$1,721,911

Debt Summary
Total Unsecured Debt	3.66%	$1,721,911
Total Secured Debt	4.05%	169,308
Consolidated Debt	3.70%	$1,891,219
Net discounts and deferred
financing costs		(17,383)
Debt, per balance sheet		$1,873,836

Consolidated Debt		$1,891,219
COPT's share of unconsolidated JV debt (8)		30,000
Gross debt		$1,921,219

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	On October 12, 2016, we repaid this loan.

(4)	Pre-payable beginning December 2017 without penalty.

(5)	An additional $150.0 million in borrowings is available to be drawn under this loan through December 2016.

(6)	These properties are owned through consolidated joint ventures.

(7)	Represents the weighted average rate of three loans on the properties.

(8)	See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/16 (continued)
_____________________________________________________________________________________________________________

(1) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.
(2) On October 12, 2016, we repaid a $120.0 million term loan that was scheduled to mature in August 2019 primarily using cash on hand and proceeds from our Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	9/30/2016		Term Loan Covenants (1)	Required	9/30/2016
Total Debt / Total Assets	< 60%	42.3%		Total Debt / Total Assets	< 60%	36.3%
Secured Debt / Total Assets	< 40%	3.8%		Secured Debt / Total Assets	< 40%	3.4%
Debt Service Coverage	> 1.5x	3.4x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.1x
Unencumbered Assets / Unsecured Debt	> 150%	239.1%		Unsecured Debt / Unencumbered Assets	< 60%	36.0%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	3.9x

Debt Ratios (2)	Source			Unencumbered Portfolio Analysis
Gross debt	p. 30	$1,921,219		# of unencumbered properties		152
Adjusted book	p. 38	$4,543,861		% of total portfolio		94%
Net debt / adjusted book ratio		41.2%		Unencumbered square feet in-service		15,009
Net debt plus pref. equity / adj. book ratio		45.8%		% of total portfolio		91%
Net debt	p. 38	$1,873,201		NOI from unencumbered real estate operations		$75,686
In-place adjusted EBITDA	p. 10	$74,365		% of total NOI from real estate operations		92%
Net debt / in-place adjusted EBITDA ratio		6.3	x	Adjusted EBITDA from unencumbered real estate operations		$70,494
Net debt plus pref. equity / in-place adj. EBITDA ratio		7.0	x	% of total adjusted EBITDA from real estate operations		92%
Denominator for debt service coverage	p. 37	$19,492		Unencumbered adjusted book		$4,142,579
Denominator for fixed charges	p. 37	$24,451		% of total adjusted book		91%
Adjusted EBITDA	p. 10	$76,834
Adjusted EBITDA debt service coverage ratio		3.9	x
Adjusted EBITDA fixed charge coverage ratio		3.1	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)     All coverage computations include discontinued operations.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/16
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for Three Months Ended 9/30/16 (2)	NOI for Nine Months Ended 9/30/16 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,380	$4,127	$58,481	$44,808	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	505	100.0%	100.0%	1,785	5,415	90,964	49,793	85%
Total/Average	747	100.0%	100.0%	$3,165	$9,542	$149,445	$94,601

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$7,572	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	66,204	—	85%
Washington, DC:
Stevens Place	189	40,282	—	95%
Total	4,798	$114,058	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $48.1 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 9/30/16
(dollars and square feet in thousands)

	Data Center Shells
Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,721
Number of properties	6
Square feet	962
Percentage occupied	100%
		COPT’s Share (1)
Balance sheet information
Operating properties, net	$129,192	$64,596
Total Assets	$148,398	$74,199
Debt	$59,542	$29,771

Operating information	Three Months Ended 9/30/16 (2)
Revenue	$2,269	$1,167
Operating expenses	(319)	(159)
NOI and EBITDA	1,950	1,008
Interest expense	(416)	(208)
Depreciation and amortization	(582)	(207)
Net income	$952	$593

NOI (per above)	$1,950	$1,008
Straight line rent adjustments	(163)	(146)
Cash NOI	$1,787	$862

(1) COPT's share represents the portion allocable to our ownership interest.
(2) Represents activity commencing upon the formation of the joint venture on July 21, 2016.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
GAAP revenues from real estate operations from continuing operations	$130,954	$133,924	$133,087	$134,477	$133,686	$397,965	$384,587
Revenues from discontinued operations	—	—	—	—	—	—	4
Real estate revenues	$130,954	$133,924	$133,087	$134,477	$133,686	$397,965	$384,591

GAAP property operating expenses from continuing operations	$49,952	$48,141	$51,875	$48,498	$48,897	$149,968	$145,996
Property operating expenses from discontinued operations	—	—	—	—	—	—	(6)
Real estate property operating expenses	$49,952	$48,141	$51,875	$48,498	$48,897	$149,968	$145,990

Discontinued Operations
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$4
Property operating expenses	—	—	—	—	—	—	6
Gain on early extinguishment of debt	—	—	—	—	—	—	380
Impairment losses	—	—	—	—	—	—	(234)
Gain on sales of depreciated real estate properties	—	—	—	—	—	—	—
Discontinued operations	$—	$—	$—	$—	$—	$—	$156

Gain on sales of real estate, net, per statements of operations	$34,101	$—	$—	$64,047	$15	$34,101	$4,000
Gain on sales of non-operating properties	—	—	—	—	—	—	(3,985)
Gain on sales of operating properties	$34,101	$—	$—	$64,047	$15	$34,101	$15

Impairment losses, per statements of operations	$27,699	$69,692	$2,446	$19,744	$2,307	$99,837	$3,545
Impairment losses on discontinued operations	—	—	—	—	—	—	234
Total impairment losses	$27,699	$69,692	$2,446	$19,744	$2,307	$99,837	$3,779
Impairment losses on previously depreciated operating properties	(25,857)	(55,124)	(847)	(331)	(2,307)	(81,828)	(3,779)
Impairment losses on non-operating properties	$1,842	$14,568	$1,599	$19,413	$—	$18,009	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
NOI from real estate operations (1)
Real estate revenues	$130,954	$133,924	$133,087	$134,477	$133,686	$397,965	$384,591
Real estate property operating expenses	(49,952)	(48,141)	(51,875)	(48,498)	(48,897)	(149,968)	(145,990)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,008	—	—	—	—	1,008	—
NOI from real estate operations	82,010	85,783	81,212	85,979	84,789	249,005	238,601
General and administrative expenses	(7,242)	(6,512)	(10,130)	(6,609)	(5,783)	(23,884)	(17,917)
Leasing expenses	(1,613)	(1,514)	(1,753)	(1,888)	(1,656)	(4,880)	(4,947)
Business development expenses and land carry costs	(1,716)	(2,363)	(2,418)	(2,521)	(5,573)	(6,497)	(10,986)
NOI from construction contracts and other service operations	808	525	526	1,075	926	1,859	2,631
Impairment losses on non-operating properties	(1,842)	(14,568)	(1,599)	(19,413)	—	(18,009)	—
Equity in income of unconsolidated non-real estate entities	1	10	10	10	18	21	52
Interest and other income	1,391	1,330	1,156	1,300	692	3,877	3,217
Gain (loss) on early extinguishment of debt	(59)	5	17	(402)	85,745	(37)	86,057
Gain on sales of non-operating properties	—	—	—	—	—	—	3,985
Interest expense	(18,301)	(22,639)	(23,559)	(22,347)	(24,121)	(64,499)	(66,727)
COPT’s share of interest expense of unconsolidated real estate JV	(208)	—	—	—	—	(208)	—
Income tax expense	21	(1)	8	(46)	(48)	28	(153)
FFO - per NAREIT (1)	$53,250	$40,056	$43,470	$35,138	$134,989	$136,776	$233,813

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 34 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15
Total interest expense	$18,301	$22,639	$23,559	$22,347	$24,121	$64,499	$66,727
Less: Amortization of deferred financing costs	(1,126)	(1,178)	(1,176)	(1,127)	(1,203)	(3,480)	(3,339)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(332)	(325)	(319)	(317)	(321)	(976)	(849)
Less: Gain (loss) on interest rate derivatives	1,523	(319)	(1,551)	(386)	—	(347)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	—	—	—	(2,781)	—	(11,224)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	204	—	—	—	—	204	—
Denominator for interest coverage	18,570	20,817	20,513	20,517	19,816	59,900	51,315
Scheduled principal amortization	922	1,732	1,800	1,717	1,692	4,454	5,011
Denominator for debt service coverage	19,492	22,549	22,313	22,234	21,508	64,354	56,326
Capitalized interest	1,242	1,309	1,753	1,510	1,559	4,304	5,641
Preferred share dividends - redeemable non-convertible	3,552	3,553	3,552	3,553	3,552	10,657	10,657
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$24,451	$27,576	$27,783	$27,462	$26,784	$79,810	$73,119

Preferred share dividends	$3,552	$3,553	$3,552	$3,553	$3,552	$10,657	$10,657
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends	26,068	26,034	26,037	25,998	26,000	78,139	78,000
Common unit distributions	988	1,004	1,011	1,011	1,011	3,003	3,035
Total dividends/distributions	$30,773	$30,756	$30,765	$30,727	$30,728	$92,294	$92,187

Common share dividends	$26,068	$26,034	$26,037	$25,998	$26,000	$78,139	$78,000
Common unit distributions	988	1,004	1,011	1,011	1,011	3,003	3,035
Dividends and distributions on dilutive preferred securities	—	—	—	—	537	—	—
Dividends and distributions for diluted FFO payout ratio	27,056	27,038	27,048	27,009	27,548	81,142	81,035
Dividends and distributions on antidilutive preferred securities	—	—	—	—	(537)	—	—
Dividends and distributions for other payout ratios	$27,056	$27,038	$27,048	$27,009	$27,011	$81,142	$81,035

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Total Assets	$3,634,194	$3,841,692	$3,937,908	$3,909,312	$3,912,092
Accumulated depreciation	681,476	678,827	713,283	700,363	675,747
Accumulated depreciation included in assets held for sale	22,938	76,653	33,143	18,317	65,872
Accumulated amort. of real estate intangibles and deferred leasing costs	201,414	199,038	198,552	195,506	189,571
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	21,469	27,206	20,655	17,456	26,260
COPT’s share of liabilities of unconsolidated real estate JV	30,013	—	—	—	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	375	—	—	—	—
Less: Cash and cash equivalents	(47,574)	(13,317)	(62,489)	(60,310)	(3,840)
COPT’s share of cash of unconsolidated real estate JV	(444)	—	—	—	—
Adjusted book	$4,543,861	$4,810,099	$4,841,052	$4,780,644	$4,865,702

Gross debt (page 30)	$1,921,219	$2,112,700	$2,158,880	$2,097,230	$2,133,073
Less: Cash and cash equivalents	(47,574)	(13,317)	(62,489)	(60,310)	(3,840)
COPT’s share of cash of unconsolidated real estate JV	(444)	—	—	—	—
Net debt	$1,873,201	$2,099,383	$2,096,391	$2,036,920	$2,129,233
Preferred equity	207,883	207,883	207,883	207,883	207,883
Net debt plus preferred equity	$2,081,084	$2,307,266	$2,304,274	$2,244,803	$2,337,116

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs (including separation related compensation and replacement recruitment costs for Vice President level positions and above); and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with

Corporate Office Properties Trust
Definitions

operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity by Adjusted book.

Net debt to in-place adjusted EBITDA ratio
Defined as net debt (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued real estate operations; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust
Definitions

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same office property NOI and Same Office Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Office Properties.  We believe that these are important supplemental measures of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties continually owned and 100% operational since at least January 1, 2015, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2016 RESULTS

COLUMBIA, MD October 27, 2016 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2016.

Management Comments

“As the third quarter demonstrated, we are executing well on all aspects of our 2016 plan, and key performance metrics were in-line with our guidance and expectations,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “Same office cash NOI grew 1.1% in the quarter and 4.1% for the first nine months of the year, and we have completed over $300 million of asset sales to date.” He added, “Demand throughout our portfolio is steady and provides solid momentum for 2017.”

Financial Highlights

3rd Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.25 for the quarter ended September 30, 2016 as compared to $0.91 for the third quarter of 2015.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.49 for the third quarter of 2016 as compared to $1.32 for the third quarter of 2015.

•	FFOPS, as adjusted for comparability, was $0.51 for the quarter ended September 30, 2016 and $0.52 for the third quarter of 2015.

Adjustments for comparability encompass items such as impairment losses and gains on non-operating properties, gains (losses) on early extinguishment of debt, derivative gains (losses), executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

Operating Performance Highlights

Portfolio Summary:

•	At September 30, 2016, the Company’s core portfolio of 146 operating office properties were 93.0% occupied and 94.4% leased.

•	During the quarter, the Company placed 192,000 square feet of development in service that, at September 30, 2016, were 83% leased.

•
At September 30, 2016, the Company had approximately $161 million of assets held for sale composed of 19 operating properties that contain a total of 1.3 million square feet and 153 acres of non-strategic land.

i

Same Office Performance:

•	At September 30, 2016, COPT’s same office portfolio of 129 buildings was 91.4% occupied and 93.2% leased.

•
For the quarter ended September 30, 2016, the Company’s same office property cash NOI increased 1.1% as compared to the quarter ended September 30, 2015. For the nine months ended September 30, 2016, same office cash NOI grew 4.1% versus the comparable period in 2015.

Leasing:

•
Square Feet Leased - For the quarter ended September 30, 2016, the Company leased a total of 741,000 square feet, including 26,000 square feet in development projects. During the first nine months of the year, we executed on 2.3 million square feet of leasing, including 571,000 square feet in development projects.

•	Renewal Rates - During the three and nine months ended September 30, 2016, the Company renewed 83% and 79%, respectively, of expiring leases.

•
Rent Spreads on Renewing Leases - In the quarter, the Company successfully executed early renewals on three large, non-defense tenant leases, representing 275,000 square feet, to assure long-term, steady cash flows from all three assets. The impact of these renewals was a decline in cash renewal rates in the third quarter. For the quarter ended September 30, 2016 and as compared to expiring rents, rents on renewed space decreased 2.2% on a GAAP basis and decreased 11.9% on a cash basis. For the nine months of 2016, GAAP rents on renewing leases increased 4.5% and cash rents decreased 5.7%. Excluding these three early renewals, cash renewal rents declined only 1.9% for the nine months ended September 30, 2016.

•
Lease Terms - In the third quarter, lease terms averaged 7.6 years on the 597,000 square feet of renewing leases, and 7.0 years on the 144,000 square feet of development and other new leasing, for an average lease term of 7.5 years on all leasing completed in the quarter.

For the nine months ended September 30, 2016, lease terms averaged 6.0 years on the 1.4 million square feet of renewing leases, and 8.5 years on the 938,000 square feet of development and other new leasing, for an average lease term of 7.0 years on all leasing completed in the nine months of the year.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has five properties totaling 769,000 square feet under construction that, at September 30, 2016, were 89% pre-leased. The five projects have a total estimated cost of $149.7 million, of which $64.3 million has been incurred.

•
The Company also has two recently completed properties that total 352,000 square feet which are being held for the U.S. Government. In the third quarter ended September 30, 2016, the Company leased 15,000 square feet in The National Business Park to a U.S. Government tenant and expects further leasing progress in the coming quarters. The Company anticipates leasing the balance of the building during 2017.

•	Including these two U.S. Government projects, the Company’s construction pipeline totals 1.1 million square feet and is 63% leased.

•
COPT has 104,000 square feet in three properties under redevelopment, representing a total expected cost of $27.7 million, of which $20.3 million has been invested. The three projects were 19% leased at quarter end.

Dispositions: During the quarter, the Company closed on $285 million of sales detailed as follows:

•	$74 million from six data center properties contributed to a newly-formed, 50% unconsolidated joint venture with an institutional partner.

•	$143 million from four properties and land at the Arborcrest Campus in the Plymouth Meeting submarket of Philadelphia.

•	$17 million from six properties in the White Marsh submarket of Baltimore.

•	$51 million from five properties in the Airport Square / BWI South submarkets in the B/W Corridor.

Subsequent to the quarter, the Company sold another 151,000 square foot operating property in Northern Virginia and a parcel of non-strategic land for an aggregate of $14.1 million, bringing total assets to-date to $304 million, or 69% of the full year goal.

Balance Sheet and Capital Transaction Highlights

•
As of September 30, 2016, the Company’s net debt to adjusted book ratio was 41.2% and its net debt to in-place adjusted EBITDA ratio was 6.3x. For the quarter ended September 30, 2016, its adjusted EBITDA fixed charge coverage ratio was 3.1x.

•
The Company’s weighted average effective interest rate was 3.8% as of September 30, 2016; including the effect of interest rate swaps, 96% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 6.1 years.

•	Subsequent to the quarter, the Company used cash on hand and capacity on its line of credit to repay a $120 million term loan. As a result, the Company has no debt maturities until 2020.

2016 FFO Guidance Update

Management is narrowing its guidance range for full year FFOPS, as adjusted for comparability, of $2.00-$2.02. The Company also is maintaining its previously established guidance for the fourth quarter ending December 31, 2016, for FFOPS, as adjusted for comparability, of $0.50-$0.52. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Three Months Ending		Year Ending
	December 31, 2016		December 31, 2016
	Low	High	Low	High
EPS	$0.24	$0.26	$(0.02)	$—
Real estate depreciation and amortization	0.34	0.34	1.37	1.37
Impairment losses on operating properties	—	—	0.83	0.83
Gains on sales of operating properties	(0.01)	(0.01)	(0.36)	(0.36)
FFOPS, NAREIT definition	0.57	0.59	1.82	1.84
Executive transition costs	—	—	0.06	0.06
Impairment losses on non-operating properties	—	—	0.18	0.18
Gains on sales of non-operating properties	(0.08)	(0.08)	(0.08)	(0.08)
Loss on interest rate derivatives and other	0.01	0.01	0.02	0.02
FFOPS, as adjusted for comparability	$0.50	$0.52	$2.00	$2.02

Associated Supplemental Presentation

Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2016 conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

Conference Call Information

Management will discuss third quarter 2016 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date: Thursday, October 27, 2016 after market closes
Conference Call Date:     Friday, October 28, 2016
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 888-713-4218
Telephone Number: (outside the U.S.) 617-213-4870
Passcode: 86051712#

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PAX84XXNT

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay Information

A replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, October 28, through midnight Eastern Time on Friday, November 11. To access the replay within the United States, please call 888-286-8010 and use passcode 93348081. To access the replay outside the United States, please call 617-801-6888 and use passcode 93348081.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a complementary portfolio of traditional Class-A office properties located in select urban/urban-like submarkets within our regional footprint (“Regional Office Properties”). As of September 30, 2016, we derived 86% of core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of September 30, 2016, our core portfolio of 146 office properties encompassed 15.9 million square feet and was 94.4% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

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Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Real estate revenues	$130,954	$133,686	$397,965	$384,587
Construction contract and other service revenues	11,149	17,058	34,372	97,554
Total revenues	142,103	150,744	432,337	482,141
Expenses
Property operating expenses	49,952	48,897	149,968	145,996
Depreciation and amortization associated with real estate operations	32,015	38,403	99,790	103,788
Construction contract and other service expenses	10,341	16,132	32,513	94,923
Impairment losses	27,699	2,307	99,837	3,545
General and administrative expenses	7,242	5,783	23,884	17,917
Leasing expenses	1,613	1,656	4,880	4,947
Business development expenses and land carry costs	1,716	5,573	6,497	10,986
Total operating expenses	130,578	118,751	417,369	382,102
Operating income	11,525	31,993	14,968	100,039
Interest expense	(18,301)	(24,121)	(64,499)	(66,727)
Interest and other income	1,391	692	3,877	3,217
(Loss) gain on early extinguishment of debt	(59)	85,745	(37)	85,677
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(5,444)	94,309	(45,691)	122,206
Equity in income of unconsolidated entities	594	18	614	52
Income tax benefit (expense)	21	(48)	28	(153)
(Loss) income from continuing operations	(4,829)	94,279	(45,049)	122,105
Discontinued operations	—	—	—	156
(Loss) income before gain on sales of real estate	(4,829)	94,279	(45,049)	122,261
Gain on sales of real estate	34,101	15	34,101	4,000
Net income (loss)	29,272	94,294	(10,948)	126,261
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(901)	(3,357)	948	(4,231)
Preferred units in the OP	(165)	(165)	(495)	(495)
Other consolidated entities	(907)	(972)	(2,799)	(2,599)
Net income (loss) attributable to COPT	27,299	89,800	(13,294)	118,936
Preferred share dividends	(3,552)	(3,552)	(10,657)	(10,657)
Net income (loss) attributable to COPT common shareholders	$23,747	$86,248	$(23,951)	$108,279
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$23,747	$86,248	$(23,951)	$108,279
Dividends on dilutive convertible preferred shares	—	372	—	—
Common units in the OP	—	—	—	4,231
Amount allocable to share-based compensation awards	(105)	(369)	(319)	(475)
Numerator for diluted EPS	$23,642	$86,251	$(24,270)	$112,035
Denominator:
Weighted average common shares - basic	94,433	94,153	94,312	93,830
Dilutive convertible preferred shares	—	434	—	—
Common units in the OP	—	—	—	3,697
Dilutive effect of share-based compensation awards	81	21	—	82
Weighted average common shares - diluted	94,514	94,608	94,312	97,609
Diluted EPS	$0.25	$0.91	$(0.26)	$1.15

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$29,272	$94,294	$(10,948)	$126,261
Real estate-related depreciation and amortization	32,015	38,403	99,790	103,788
Impairment losses on previously depreciated operating properties	25,857	2,307	81,828	3,779
Gain on sales of previously depreciated operating properties	(34,101)	(15)	(34,101)	(15)
Depreciation and amortization on unconsolidated real estate entities	207	—	207	—
Funds from operations (“FFO”)	53,250	134,989	136,776	233,813
Noncontrolling interests - preferred units in the OP	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(894)	(1,027)	(2,935)	(2,769)
Preferred share dividends	(3,552)	(3,552)	(10,657)	(10,657)
Basic and diluted FFO allocable to share-based compensation awards	(190)	(541)	(486)	(926)
Basic FFO available to common share and common unit holders (“Basic FFO”)	48,449	129,704	122,203	218,966
Dividends on dilutive convertible preferred shares	—	372	—	—
Distributions on dilutive preferred units in the OP	—	165	—	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	48,449	130,241	122,203	218,966
Operating property acquisition costs	—	2,695	—	4,102
Gain on sales of non-operating properties	—	—	—	(3,985)
Impairment losses on other properties	1,842	—	18,009	—
(Gain) loss on interest rate derivatives	(1,523)	—	347	—
Loss (gain) on early extinguishment of debt	59	(85,745)	37	(86,057)
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	—	2,766	—	10,456
Demolition costs on redevelopment properties	—	930	578	1,171
Executive transition costs	1,639	—	6,023	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(5)	334	(99)	313
Dividends and distributions on antidilutive preferred securities (2)	—	(537)	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,461	50,684	147,098	144,966
Straight line rent adjustments	691	(5,625)	206	(10,820)
Straight line rent adjustments - properties in default conveyed	—	(19)	—	(115)
Amortization of intangibles included in net operating income	349	474	1,025	1,063
Share-based compensation, net of amounts capitalized	1,258	1,739	4,375	4,949
Amortization of deferred financing costs	1,126	1,203	3,480	3,339
Amortization of net debt discounts, net of amounts capitalized	332	321	976	849
Replacement capital expenditures	(16,120)	(12,126)	(39,386)	(29,180)
Diluted AFFO adjustments allocable to other noncontrolling interests	42	(81)	137	55
Diluted AFFO adjustments on unconsolidated real estate JV	(141)	—	(141)	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$37,998	$36,570	$117,770	$115,106
Diluted FFO per share	$0.49	$1.32	$1.25	$2.24
Diluted FFO per share, as adjusted for comparability	$0.51	$0.52	$1.50	$1.49
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2016	December 31, 2015
Balance Sheet Data
Properties, net of accumulated depreciation	$3,028,338	$3,349,748
Total assets	3,634,194	3,909,312
Debt, per balance sheet	1,873,836	2,077,752
Total liabilities	2,110,559	2,273,530
Redeemable noncontrolling interest	22,848	19,218
Equity	1,500,787	1,616,564
Net debt to adjusted book	41.2%	42.6%

Core Portfolio Data (as of period end) (1)
Number of operating properties	146	157
Total net rentable square feet owned (in thousands)	15,938	17,038
Occupancy %	93.0%	92.7%
Leased %	94.4%	93.9%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2016		2015		2016		2015
Payout ratios
Diluted FFO	55.8%		21.2%		66.4%		37.0%
Diluted FFO, as adjusted for comparability	53.6%		53.3%		55.2%		55.9%
Diluted AFFO	71.2%		73.9%		68.9%		70.4%
Adjusted EBITDA fixed charge coverage ratio	3.1	x	2.9	x	2.9	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (2)	6.3	x	6.6	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	94,514		94,608		94,312		97,609
Weighted average common units	3,591		3,679		3,648		—
Dilutive noncontrolling interests - preferred units in the OP	—		176		—		—
Anti-dilutive EPS effect of share-based compensation awards	—		—		98		—
Denominator for diluted FFO per share	98,105		98,463		98,058		97,609
Antidilutive preferred securities for dilutive FFO, as adj. for comparability	—		(610)		—		—
Denominator for diluted FFO per share, as adj. for comparability	98,105		97,853		98,058		97,609

(1)
Represents Defense/IT Locations and Regional Office properties excluding properties held for sale, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$26,068	$26,000	$78,139	$78,000
Common unit distributions	988	1,011	3,003	3,035
Dividends and distributions on dilutive preferred securities	—	537	—	—
Dividends and distributions for diluted FFO payout ratio	27,056	27,548	81,142	81,035
Dividends and distributions on antidilutive preferred securities (1)	—	(537)	—	—
Dividends and distributions for other payout ratios	$27,056	$27,011	$81,142	$81,035

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income (loss)	$29,272	$94,294	$(10,948)	$126,261
Interest expense on continuing operations	18,301	24,121	64,499	66,727
Income tax (benefit) expense	(21)	48	(28)	153
Real estate-related depreciation and amortization	32,015	38,403	99,790	103,788
Depreciation of furniture, fixtures and equipment	513	590	1,639	1,609
Impairment losses	27,699	2,307	99,837	3,779
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	59	(85,745)	37	(86,057)
Gain on sales of operating properties	(34,101)	(15)	(34,101)	(15)
Gain on sales of non-operational properties	—	—	—	(3,985)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	27	98	(32)	121
Business development expenses	1,016	1,221	3,656	3,263
Operating property acquisition costs	—	2,695	—	4,102
EBITDA from properties conveyed to extinguish debt in default	—	(15)	—	(768)
Demolition costs on redevelopment properties	—	930	578	1,171
Adjustments from unconsolidated real estate JV	415	—	415	—
Executive transition costs	1,639	—	6,023	—
Adjusted EBITDA	$76,834	$78,932	$231,365	$220,149
Proforma net operating income adjustment for property changes within period	(2,469)	1,309
In-place adjusted EBITDA	$74,365	$80,241

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,301	$24,121	$64,499	$66,727
Less: Amortization of deferred financing costs	(1,126)	(1,203)	(3,480)	(3,339)
Less: Amortization of net debt discount, net of amounts capitalized	(332)	(321)	(976)	(849)
Less: Gain (loss) on interest rate derivatives	1,523	—	(347)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	(2,781)	—	(11,224)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	204	—	204	—
Scheduled principal amortization	922	1,692	4,454	5,011
Capitalized interest	1,242	1,559	4,304	5,641
Preferred share dividends	3,552	3,552	10,657	10,657
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$24,451	$26,784	$79,810	$73,119

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$21,470	$6,374	$37,020	$17,408
Building improvements	5,707	4,223	14,962	11,969
Leasing costs	5,182	2,547	7,978	4,986
Less: Excluded tenant improvements and incentives	(12,706)	205	(14,944)	(1,045)
Less: Excluded building improvements	(3,533)	(1,155)	(5,211)	(3,328)
Less: Excluded leasing costs	—	(68)	(419)	(810)
Replacement capital expenditures	$16,120	$12,126	$39,386	$29,180

Same office property cash NOI	$60,952	$60,297	$182,098	$174,942
Straight line rent adjustments	(2,230)	965	(7,163)	3,175
Add: Amortization of deferred market rental revenue	22	16	90	71
Less: Amortization of below-market cost arrangements	(218)	(264)	(655)	(775)
Add: Lease termination fee, gross	390	185	1,679	1,950
Add: Cash NOI on tenant-funded landlord assets	2,379	390	5,790	390
Same office property NOI	$61,295	$61,589	$181,839	$179,753

	September 30, 2016	December 31, 2015
Reconciliation of total assets to adjusted book
Total assets	$3,634,194	$3,909,312
Accumulated depreciation	681,476	700,363
Accumulated depreciation included in assets held for sale	22,938	18,317
Accumulated amortization of real estate intangibles and deferred leasing costs	201,414	195,506
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	21,469	17,456
COPT’s share of liabilities of unconsolidated real estate JV	30,013	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	375	—
Less: Cash and cash equivalents	(47,574)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(444)	—
Adjusted book	$4,543,861	$4,780,644

Reconciliation of debt outstanding to net debt
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,921,219	$2,097,230
Less: Cash and cash equivalents	(47,574)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(444)	—
Net debt	$1,873,201	$2,036,920

x